UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2012

SEARS HOMETOWN AND OUTLET STORES, INC.

(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 286-2500

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On October 11, 2012 (the “Separation Date”), prior to the separation of Sears Hometown and Outlet Stores, Inc. (the “Company”) from Sears Holdings Corporation (“Sears Holdings”) on the Separation Date (the “Separation”), the Company’s three operating subsidiaries, Sears Authorized Hometown Stores, LLC, Sears Home Appliance Showrooms, LLC, and Sears Outlet Stores, L.L.C., (together, these subsidiaries are referred to as the “Borrowers”), and the Company, entered into a Credit Agreement with a syndicate of lenders, including Bank of America, N.A., as administrative agent, which provides (subject to availability under a borrowing base) for aggregate maximum borrowings of $250 million (the “Credit Agreement”). Also on the Separation Date, the Company drew $100 million under the Credit Agreement and paid a cash dividend of $100 million to Sears Holdings (the “Dividend”).

The Credit Agreement matures on the earlier of (1) October 11, 2017 and (2) six months prior to the expiration of certain contracts entered into with Sears Holdings or its subsidiaries in connection with the Separation, unless such agreements are extended to a date later than October 11, 2017 or terminated on a basis reasonably satisfactory to the administrative agent under the Credit Agreement.

The Credit Agreement is secured by a first lien on certain assets of the Company and its subsidiaries consisting primarily of accounts receivable, inventory, cash, cash equivalents, deposit accounts and securities accounts, as well as certain other assets (other than intellectual property) ancillary to any of the foregoing and all proceeds of any of the foregoing, including cash proceeds and the proceeds of applicable insurance. The Credit Agreement is guaranteed by the Company and each of its existing and future direct and indirect wholly owned domestic subsidiaries (other than the Borrowers).

The interest rates per annum applicable to the loans under the Credit Agreement are based on a fluctuating rate of interest measured by reference to, at the borrowers’ election, either (1) an adjusted London inter-bank offered rate (LIBOR) plus a borrowing margin ranging from 2.00% to 2.50% based on availability under the facility, or (2) an alternate base rate plus a borrowing margin, ranging from 1.00% to 1.50% based on availability under the facility.

Customary fees are payable in respect of the Credit Agreement, including letter of credit fees and commitment fees.

The Credit Agreement includes a number of covenants that, among other things, limit or restrict the ability of the Company, the Borrowers and the other guarantors to, subject to certain exceptions, incur additional indebtedness (including guarantees), grant liens, make investments, make dividends or distributions with respect to the Company’s capital stock (other than the Dividend), make prepayments on other indebtedness, engage in mergers or change the nature of the business of the Company the Borrowers or the other guarantors. In addition, after the first anniversary of the Separation Date, upon excess availability falling below a certain level, the Company is required to comply with a minimum fixed charge coverage ratio.

The Credit Agreement also contains certain affirmative covenants, including financial and other reporting requirements.

The Credit Agreement includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross default to certain other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of guarantees or security interests, material judgments and change of control.

This description is qualified in its entirety by reference to the Credit Agreement and the related guaranty and security agreement, copies of which are attached hereto as Exhibits 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On the Separation Date, the Company’s board of directors (the “Board”) increased the size of the Board from two to six directors and elected the following persons, who were named in the Prospectus dated September 6, 2012 that was filed by the Company with the U.S. Securities and Exchange Commission on September 10, 2012 (the “Prospectus”), to fill the new positions created on the Board:

E. J. Bird

Elizabeth Darst Leykum

Jeffrey Flug

Josephine Linden

These persons join William Harker and W. Bruce Johnson, who continue as directors, on the Board. On the Separation Date, Ms. Linden and Messrs. Bird and Flug were appointed to the Audit Committee of the Board. Information with respect to the compensation to which the Company’s directors are entitled, including those persons named herein, can be found in the Prospectus under the section entitled “Compensation of Directors,” which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On the Separation Date, the Board approved Bylaws of the Company that contained amendments to provide, among other things, that the position of Chairman of the Board is not an officer of the Company. This description of the amended Bylaws is qualified in its entirety by reference to the amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 (the “Bylaws”) and incorporated herein by reference. Pursuant to the Board’s approval, the Bylaws became effective on the Separation Date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Bylaws of Sears Hometown and Outlet Stores, Inc.

10.1	Credit Agreement, dated as of October 11, 2012, among Sears Authorized Hometown Stores, LLC and the other borrowers named therein, as borrowers; Sears Hometown and Outlet Stores, Inc., as parent; Bank of America, N.A., as Administrative Agent and Collateral Agent, and other lenders party thereto, as lenders; CIT Finance LLC, as Syndication Agent; and Barclays Bank PLC, as Documentation Agent.

10.2	Guaranty and Security Agreement, dated as of October 11, 2012, by Sears Authorized Hometown Stores, LLC, and other borrowers and guarantors party thereto; and Bank of America, N.A., as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Charles J. Hansen

Charles J. Hansen Vice President, General Counsel and Secretary

Date: October 15, 2012

Exhibit Index

3.1	Bylaws of Sears Hometown and Outlet Stores, Inc.

10.1	Credit Agreement, dated as of October 11, 2012, among Sears Authorized Hometown Stores, LLC and the other borrowers named therein, as borrowers; Sears Hometown and Outlet Stores, Inc., as parent; Bank of America, N.A., as Administrative Agent and Collateral Agent, and other lenders party thereto, as lenders; CIT Finance LLC, as Syndication Agent; and Barclays Bank PLC, as Documentation Agent.

10.2	Guaranty and Security Agreement dated as of October 11, 2012, by Sears Authorized Hometown Stores, LLC, and other borrowers and guarantors party thereto; and Bank of America, N.A., as Agent.